Exhibit 23.1

                               DONALD BEATSON, CA

INDEPENDENT AUDITOR'S CONSENT

I consent to the inclusion of my report dated February 24, 2004, appearing in the audited consolidated financial statements for Marlon Distributors Ltd. For the year ended December 31, 2003 in Wireless Age Communications, Inc. Form 8K/A.


/s/ Donald Beatson
-----------------------------
CHARTERED ACCOUNTANT
Vancouver, Canada
January 6, 2005